Exhibit 32(a)

Certification of

Chief Executive Officer

Of 99¢ Only Stores

This certification is provided pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the annual report on Form 10-K (the “Report”) for the period ended March 30, 2013 of 99¢ Only Stores (the “Issuer”).

I, Richard Anicetti, the Interim Chief Executive Officer of the Issuer certify that to the best of my knowledge:

(i) the Report fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: July 12, 2013

By:	/s/ Richard Anicetti
Name:	Richard Anicetti
Title:	Interim President and Chief Executive Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C 1350) and is not being filed as part of the Report or as a separate disclosure document.